Exhibit 10.10

SECURED PROMISSORY NOTE

US $475,000	November 30, 2010

NOW THEREFORE FOR VALUE RECEIVED, the undersigned, Coil Tubing Technology, Inc., a Nevada corporation ("Maker"), hereby promises to pay to the order of Jerry Swinford, an individual ("Payee"), at the address of Payee at 19511 Wied Rd., Suite E, Spring, TX, or such other place as may be designated by Payee to the Company in writing, the principal sum of Four Hundred Seventy-Five Thousand Dollars ($475,000), in lawful money of the United States of America, which shall be legal tender, bearing interest and payable as provided herein. This Secured Promissory Note (this "Note" or "Promissory Note") has an effective date of November 30, 2010 (the “Effective Date”).  This Note is entered into to evidence amounts owed to Payee as a result of the Intellectual Property Purchase Agreement entered into between the Payee and the Maker on or around the date hereof (the "Purchase Agreement").  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

1. The unpaid balance of this Note shall not bear interest prior to the earlier to occur of (a) the Maturity Date and (b) the occurrence of any Event of Default (as defined below).

2. The “Maturity Date” of this Note shall be January 20, 2011.  This Note shall be payable in full on the Maturity Date. All past-due principal (which failure to pay such amounts shall be defined herein as an "Event of Default") shall bear interest at the rate of twelve percent (12%) per annum (the “Default Rate”) until paid in full. All computations of interest shall be made on the basis of a 360-day year for actual days elapsed.

3. This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.  This Note shall be subject to a mandatory prepayment in the event a Change in Control Transaction has occurred as described in and as provided in Section 1.4(a). of the Purchase Agreement.

4. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

5. This Note shall be binding upon and inure to the benefit of the Payee named herein and Payee's respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Payee may assign this Note or any of its rights, interests or obligations to this Note without the prior written approval of Maker.

6. This Note and the representations, warranties and obligations set forth herein are guarantied by Coil Tubing Technology Holding, Inc., a Nevada corporation, the Company’s majority-owned subsidiary (“Holdings”), pursuant to a Guaranty by Holdings in favor of Payee.  Additionally, the payment of this Note is secured by a Security Interest as provided in the Purchase Agreement.

7. No provision of this Note shall alter or impair the obligation of Maker to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

8. The Maker will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Maker, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Maker.

9. Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

10. The Maker represents and warrants to Payee as follows:

(a) The execution and delivery by the Maker of this Note (i) are within the Maker’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action.

(b) This Note is a legally binding obligation of the Maker, enforceable against the Maker in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

11. If an Event of Default (as defined herein or below) occurs (unless all Events of Default have been cured or waived by Payee), Payee may, by written notice to the Maker, declare the principal amount then outstanding of, and the accrued interest and all other amounts payable on, this Note to be immediately due and payable, and/or may take any action provided for below to enforce the Security Interest.  The following events and/or any other Events of Default defined elsewhere in this Note are “Events of Default” under this Note:

(a) the Maker shall fail to pay, when and as due, the principal or interest (if any) payable hereunder within fifteen (15) days from the due date of such payment; or

(b) the Maker shall have breached in any material respect any covenant in this Note or the Purchase Agreement (including the exhibits thereto), and, with respect to breaches capable of being cured, such breach shall not have been cured within thirty (30) days following the occurrence of such breach; or

(c) the Maker shall: (i) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(d) the Maker shall take any action authorizing, or in furtherance of, any of the foregoing.

12. In case any one or more Events of Default shall occur and be continuing, Payee may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.  In case of a default in the payment of any principal of or premium, if any, or interest on this Note, the Maker will pay to Payee such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.  No course of dealing and no delay on the part of Payee in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Payee’s rights, powers or remedies.  No right, power or remedy conferred by this Note upon Payee shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Payee shall also have such other rights as described herein.

13. Security Interest in the Assets.

(a) Grant of a Security Interest.  As security for (a) the full and punctual payment (in lawful money of the United States and in immediately available funds), as and when due, of all principal, interest, attorneys’ fees, costs, expenses and other amounts which are or may become payable by Maker under this Note (the “Debt”) and (b) the full and punctual performance of all other obligations of Maker under this Note (collectively the “Maker Obligations”), Maker hereby grants to Payee a continuing and first-priority security interest (the “Security Interest”) in the following (collectively, the “Collateral”): all right, title and interest of Maker in and to the Assets; all cash and other consideration paid or payable with respect to the Assets; all of Maker’s books and records pertaining to the foregoing; and all proceeds from sales, transfers or other dispositions of the foregoing.

(b) No Transfer of the Collateral.  Prior to the payment and performance in full of all of the Maker Obligations, Maker shall not sell, pledge or otherwise transfer (whether voluntarily, involuntarily, by operation of law, or by gift or for consideration) any of the Collateral or any of its interest therein.  Any such sale, pledge or other transfer shall be null and void and shall confer no rights on the purported transferee.

(c) Preservation and Protection of the Security Interest.  Maker shall preserve and protect Payee’s first-priority security interest in the Collateral and shall cause the Security Interest to be perfected and to continue to be perfected until the Maker Obligations are paid and performed in full.  Maker shall execute and deliver to Payee (within ten days after receipt of Payee’s request) such other security agreements, endorsements, pledges, assignments and other documents (including, without limitation, financing statements and continuation statements and amendments thereto) as Payee may request from time to time to effectuate the grant to Payee of the Security Interest and the perfection of the Security Interest, and Payee is authorized to file and/or record such documents with appropriate regulatory authorities.  The Maker shall promptly notify the Payee in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Maker that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Payee hereunder.

(d) Title to the Collateral.  Maker shall at all times maintain good and marketable title to the Collateral free and clear of all liens, encumbrances and other security interests.  Maker shall pay in full any tax that is imposed on any of the Collateral prior to its delinquency and, within ten days after any other lien or encumbrance is imposed on any of the Collateral, Maker shall pay and discharge such lien or other encumbrance in full.

(e) Power of Attorney.  Maker hereby appoints Payee as its attorney-in-fact (with full power of substitution) to execute, deliver and file, effective upon the occurrence of an Event of Default (as defined in the Notes), on Maker’s behalf and at Maker’s expense, (1) any financing statements, continuation statements or other documents required to perfect or continue the Security Interest and (2) any other documents and instruments that Payee determines are necessary or appropriate in order to enable it to exercise its rights and remedies that are provided hereunder and by applicable law upon the occurrence of an Event of Default (as defined in the Notes).  This power, being coupled with an interest, shall be irrevocable until the Maker Obligations are paid and performed in full.

(f) Termination of the Security Interest.  The Security Interest shall terminate only if and when the Maker Obligations have been paid and performed in full.

(g) Additional Remedies Upon Default. Payee’s rights and remedies upon an Event of Default hereunder shall include, without limitation, the power (1) to transfer into Payee’s name or into the name of its nominee any or all of the Collateral and thereafter to receive and retain all cash and other dividends, distributions and payments made on account of the Collateral, and otherwise act with respect thereto as though it were the absolute owner thereof, (2) to sell all or any portion of the Collateral at a public or private sale at such place and time and at such prices and other terms as Payee may determine, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Payee may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Maker or right of redemption of the Maker, which are hereby expressly waived, and (3) to file an action against Maker in its personal capacity for repayment of the Debt.  Maker recognizes that Payee may be compelled to resort to one or more private sales of any or all of the Collateral.  Maker acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Payee than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not, for such reason alone, be deemed to have been made in a commercially unreasonable manner.  At any sale, Payee may, to the extent permissible under applicable law, purchase the whole or any part of the Collateral, and Payee shall be entitled to use and apply any or all of the Debt as a credit on account of the purchase price of any Collateral.   Payee and any other Maker of the Collateral at any such sale shall hold the purchased Collateral free from any claim or right on the part of Maker, and Maker hereby waives any right of redemption, stay or appraisal that he might otherwise have under applicable law.

(h) The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Payee in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Maker Obligations, and to the payment of any other amounts required by applicable law, after which the Payee shall pay to the Maker any surplus proceeds.  If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Payee is legally entitled, the Maker will be liable for the deficiency, together with interest thereon, at the Default Rate and the reasonable fees of any attorneys employed by the Payee or a Collateral Agent on behalf of the Payee, to collect such deficiency.  To the extent permitted by applicable law, the Maker waives all claims, damages and demands against the Payee arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Payee or a Collateral Agent.

(i) The Maker agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing which may be required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Payee.  The Maker shall also pay all other claims and charges which in the reasonable opinion of the Payee might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein.  The Maker will also, upon demand, pay to the Payee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Payee may incur in connection with (i) the enforcement of this Note, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Payee under the Note.  Until so paid, any fees payable hereunder shall be added to the principal amount of the Note and shall bear interest at the Default Rate.

(j) All rights of the Payee and all Maker Obligations of the Maker hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Note, or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Maker Obligations, or any other amendment or waiver of or any consent to any departure from the Notes, or any other agreement entered into in connection with the foregoing; (c)  any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Maker Obligations; (d) any action by the Payee or a Collateral Agent on behalf of the Payee to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Maker, or a discharge of all or any part of the Security Interest granted hereby.  Until the Maker Obligations shall have been paid and performed in full, the rights of the Payee shall continue even if the Maker Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy.  The Maker expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance.  In the event that at any time any transfer of any Collateral or any payment received by the Payee hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Payee, then, in any such event, the Maker’s Maker Obligations hereunder shall survive cancellation of this Note, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof.  The Maker waives all right to require the Payee or a Collateral Agent on behalf of the Payee to proceed against any other person or to apply any Collateral which the Payee or Collateral Agent on behalf of the Payee may hold at any time, or to pursue any other remedy.  The Maker waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14. If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any nonprincipal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term "Maximum Rate" shall mean the maximum rate of interest allowed by applicable federal or state law.

15. Except as provided herein, Maker and any sureties, guarantors and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder shall similarly have the right to deal in anyway, at anytime, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney's fees.

16. This Note may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Note or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Note signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy or PDF of this Note shall be effective as an original for all purposes.

17. In the event that Payee is required to pay taxes totaling more than 15% of the proceeds received by Payee in any calendar year, in connection with the Maker’s total payment of this Note (the “Note Proceeds”) in any calendar year (the “15% Limit”), the Maker shall promptly reimburse Payee for any and all taxes due to be paid by Payee over such 15% Limit. The parties agree that if there is a question as to what tax rate is applicable to Payee’s required payment of taxes on such Note Proceeds, the Payee’s highest tax bracket shall be used for determining the applicable tax rate.

18. It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Texas, except as such laws may be preempted by any federal law controlling the rate of interest which may be charged on account of this Note.  The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Texas and that the Circuit Court in and for Houston, Texas, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

19. The term “Maker” as used herein in every instance shall include the Maker’s successors, legal representatives and assigns, including all subsequent grantees, either voluntarily by act of the Maker or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies.  The term “Payee” as used herein in every instance shall include the Payee’s successors, legal representatives and assigns, as well as all subsequent assignees, endorsees and Payees of this Note, either voluntarily by act of the parties or involuntarily by operation of law.  Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation.  If and whenever this Note shall be assigned and transferred, or negotiated, including transfers to substitute or successor trustees, the Payee hereof shall be deemed the “Payee” for all purposes under this Note.

20. Anything else in this Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees.  For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

21. In the event the Maker issues, sells, exchanges or transfers 25% or more of the Maker’s then outstanding shares of common stock or voting securities in any Change of Control (as defined in the Purchase Agreement) transaction (each a “Change in Control Transaction”), the Maker agrees to use any and all of such funds received in connection with such Change in Control Transaction to pay down amounts owed to Payee under this Note.

22. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

23. No modification, amendment, addition to, or termination of this Note, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all the parties hereto.

24. The Note constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith.

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IN WITNESS WHEREOF, Maker has duly executed this Secured Promissory Note as of the day and year first above written, with an Effective Date as provided above.

“Maker”

Coil Tubing Technology, Inc.
(A Nevada corporation)

By: /s/ Jerry Swinford

Its: President

Printed Name: Jerry Swinford

 “Payee”

/s/ Jerry Swinford
Jerry Swinford